UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 31, 2012

SMART BALANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 West Century Road - Suite 260 Paramus, New Jersey	07652
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 568-9300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement

On May 31, 2012, Smart Balance, Inc. (the “Company”) entered into a definitive membership interest purchase agreement (the “Purchase Agreement”) with a wholly-owned subsidiary of the Company (“Acquisition Co”), Allan B. Hubbard, Devin Anderson and the other parties thereto (the “Sellers”), pursuant to which, Acquisition Co agreed to acquire from the Sellers all of the issued and outstanding shares of Udi’s Healthy Foods, LLC (“Udi’s”), subject to the terms and conditions contained therein (the “Transaction”).

Summary of the Terms of the Purchase Agreement

Consideration. Under the terms of the Purchase Agreement, at the closing of the Transaction, Acquisition Co will pay to the Sellers a purchase price of $125 million in cash, subject to customary working capital and other adjustments. $10 million of the Purchase Price will be held in escrow to secure the Sellers’ obligations to indemnify the Company.

Representations, Warranties, Covenants and Indemnification Obligations. The Purchase Agreement contains various representations, warranties, covenants and indemnification obligations of the parties thereto. The representations and warranties of each party set forth in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (1) have been qualified by disclosures made to the other party in connection with the Purchase Agreement, (2) are subject to the materiality standards contained in the Purchase Agreement which may differ from what may be viewed as material by investors, and (3) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement.

Closing Conditions. The closing of the Transaction is subject to the satisfaction or waiver of certain customary conditions to closing including, among others, (1) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Approval”), (2) the absence of any law, regulation, order or injunction prohibiting the Transaction (“No Legal Impediment”), (3) the receipt of certain third party consents (“Required Third Party Consent”), (4) the material accuracy of the representations and warranties of the other party, (5) the absence of a material adverse effect on Udi’s, and (6) material compliance by the other party with its obligations under the Purchase Agreement. The closing of the Transaction is not subject to any financing condition.

Termination. The Agreement contains certain customary termination rights for both the Company and the Sellers, including the right of either party to terminate in the event that the transaction has not been completed by a July 30, 2012 end date, which end date may be extended by either party to a date no later than November 30, 2012 if the HSR Approval, No Legal Impediment, or Required Third Party Consent conditions have not yet been satisfied.

The summary description of the Purchase Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1, and the terms of which are incorporated herein by reference.

Financing Commitments

On May 31, 2012, Acquisition Co and certain of the Company’s other directly wholly-owned subsidiaries entered into a commitment letter with Bank of Montreal (“BMO”) and Citigroup Global Markets Inc. (together with BMO, the “Lenders”) pursuant to which the Lenders have committed to provide a senior secured credit facility in an aggregate principal amount of $280 million consisting of a five-year revolver in an aggregate principal amount of $40 million and a six-year term loan in an aggregate principal amount of $240 million. The commitment will expire on November 30, 2012.

Forward-Looking Statements

This Current Report on Form 8-K (including information included or incorporated by reference herein) includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements may include use of the words “expect”, “anticipate”, “plan”, “intend”, “project”, “may”, “believe” and similar expressions. Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the Company’s ability to successfully integrate and operate the Udi’s business and realize the expected benefits of the Udi’s acquisition; potential changes to future tax rates; the possibility that the transaction may not be consummated in a timely manner, or at all, including as a result of difficulty obtaining required regulatory approvals or third party consents; unexpected costs, charges, liabilities, or expenses resulting from the transaction; the cost of financing the transaction may be greater than the Company anticipates; potential adverse reactions or changes in business relationships resulting from the announcement or completion of the transaction; the possibility that Udi’s growth may occur at a rate less than the Company anticipates; and those other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which is available at the SEC’s Web site http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

Item 7.01.         Regulation FD Disclosure.

On May 31, 2012, the Company issued a press release announcing that it had entered into the Purchase Agreement. The text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On June 1, 2012, the Company also posted an investor presentation related to the acquisition on the “Investor Center” page of its Web site www.smartbalance.com. The presentation provides information on Udi’s and an overview of the acquisition. A copy of the investor presentation is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)

Exhibits.

2.1	Membership Interest Purchase Agreement, dated as of May 31, 2012, by and among Hubson Acquisition, LLC, Ehud Baron, Etai Baron, Rivka Grinberg, Yosef Lutwak, Chadwick White, Smart Balance, Inc., UHF Acquisition Corp. and, solely for purposes of Sections 5.3, 5.7, 5.13, 5.18 and 6.1(b) and Article 9 thereof, Allan B. Hubbard, in his personal capacity and in his capacity as Trustee of the Allan B. Hubbard Revocable Trust, and Devin Anderson

99.1	Press Release, dated May 31, 2012

99.2	Slides from Investor Presentation related to the Acquisition of Udi’s Healthy Foods, LLC, dated June 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 1, 2012	SMART BALANCE, INC.
(registrant)

	By:	/s/ Christine Sacco
Christine Sacco
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Membership Interest Purchase Agreement, dated as of May 31, 2012, by and among Hubson Acquisition, LLC, Ehud Baron, Etai Baron, Rivka Grinberg, Yosef Lutwak, Chadwick White, Smart Balance, Inc., UHF Acquisition Corp. and, solely for purposes of Sections 5.3, 5.7, 5.13, 5.18 and 6.1(b) and Article 9 thereof, Allan B. Hubbard, in his personal capacity and in his capacity as Trustee of the Allan B. Hubbard Revocable Trust, and Devin Anderson

99.1	Press Release, dated May 31, 2012

99.2	Slides from Investor Presentation related to the Acquisition of Udi’s Healthy Foods, LLC, dated June 1, 2012